                                AMENDMENT NUMBER ONE

                                       TO THE

                              MILLENNIUM CHEMICALS INC.

                          ANNUAL PERFORMANCE INCENTIVE PLAN


                  WHEREAS, Millennium Chemicals Inc. (the "Company") maintains the Millennium Chemicals Inc. Annual Performance Incentive Plan, effective as of October 1, 1996 (the "Plan");

                  WHEREAS, pursuant to Section 10 of the Plan, the Board of Directors of the Company (the "Board") reserved the right to amend the Plan; and

                  WHEREAS, the Board desires to amend the Plan.

                  NOW, THEREFORE, effective as of January 1, 1997, the Plan is amended as follows:

                  1. The Plan is amended by the addition of the following two sentences at the end of Section 6.4:

                  "Notwithstanding the foregoing, the Committee may, in its sole discretion, defer the payment of all or a portion of a Performance Award payable for any Plan Year and such deferred amount (the "Deferred Amount") shall be payable at such time or times established by the Committee and shall be subject to such forfeiture conditions, if any, as established by the Committee. In no event shall such Deferred Amount increase (between the date as of which the Deferred Amount is credited to the Participant pursuant to this Section 6.4 until the actual payment date) by a measuring factor for each fiscal year greater than the interest rate on thirty (30) year Treasury Bonds on the first business day of such fiscal year compounded annually."


                  2. Section 10 of the Plan is amended by the deletion of subdivision (ii) thereof in its entirety and the substitution of the following in lieu thereof:

                  "(ii) increase the maximum amounts set forth in subsection 6.3 or change the maximum measuring factor set forth in the last sentence of Section 6.4 (except to the extent permitted under Code Section 162(m) to substitute an approximately equivalent rate in the event that the thirty (30) year Treasury Bond rate ceases to exist)."


                  IN WITNESS WHEREOF, this amendment has been executed this 21st day of January, 1997.

                                            MILLENNIUM CHEMICALS INC.



                                            By: /s/  George H. Hempstead
                                                -------------------------------